AMENDMENT TO
SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

 This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between FRANKLIN TEMPLETON SERVICES, LLC (“Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Sub-Administration and Accounting Agreement dated as of July 24, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1. Exhibit A of the Agreement is hereby amended to reflect the addition of the following entities:

TEMPLETON INTERNATIONAL INSIGHTS ETF

PUTNAM INTERNATIONAL STOCK ETF

2. Exhibit A to the Agreement is hereby amended and restated in its entirety and replaced with the Amended Exhibit A attached hereto, which has been revised to incorporate the above referenced changes.

3. As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4. This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5. This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6. The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

8. Each of the Parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Party or Parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. Franklin Templeton Services, LLC in its individual capacity represents and warrants that it has the authority to act on behalf of and bind each of the New Funds and New Series listed on Exhibit A to the terms of this Amendment.

[Remainder of page intentionally left blank]
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON  FRANKLIN TEMPLETON SERVICES, LLC

By: /s/Danielle Adamson__________________	By: _/s/Chris Kings_____________________
Name: _Danielle Adamson________________	Name: Chris Kings_____________________
Title: Director___________________________	Title: Officer-CEO Finance & Administration
Date: __10/06/2025______________________	Date: 10/03/2025______________________

APPENDIX A

FRANKLIN TEMPLETON ETF TRUST

Franklin Emerging Market Core Dividend Tilt Index ETF
Franklin International Core Dividend Tilt Index ETF
Franklin U.S. Core Dividend Tilt Index ETF
Franklin U.S. Large Cap Multifactor Index ETF
Franklin U.S. Mid Cap Multifactor Index ETF
Franklin U.S. Small Cap Multifactor Index ETF
Franklin International Dividend Booster Index ETF
Franklin U.S. Dividend Booster Index ETF
Franklin FTSE Asia ex Japan ETF
Franklin FTSE Australia ETF
Franklin FTSE Brazil ETF
Franklin FTSE Canada ETF
Franklin FTSE China ETF
Franklin FTSE Europe ETF
Franklin FTSE Eurozone ETF
Franklin FTSE Germany ETF
Franklin FTSE India ETF
Franklin FTSE Japan ETF
Franklin FTSE Japan Hedged ETF
Franklin FTSE Latin America ETF
Franklin FTSE Mexico ETF
Franklin FTSE Russia ETF (liquidation pending)
Franklin FTSE Saudi Arabia ETF
Franklin FTSE South Korea ETF
Franklin FTSE Switzerland ETF
Franklin FTSE Taiwan ETF
Franklin FTSE United Kingdom ETF
Franklin U.S. Equity Index ETF
BrandywineGLOBAL-Dynamic US Large Cap Value ETF
BrandywineGLOBAL-U.S. Fixed Income ETF
ClearBridge Sustainable Infrastructure ETF
Franklin Disruptive Commerce ETF
Franklin Dynamic Municipal Bond ETF
Franklin Exponential Data ETF
Franklin Focused Growth ETF
Franklin Genomic Advancements ETF
Franklin High Yield Corporate ETF
Franklin Income Equity Focus ETF
Franklin Income Focus ETF
Franklin Intelligent Machines ETF
Franklin International Aggregate Bond ETF
Franklin Investment Grade Corporate ETF
Franklin Municipal Green Bond ETF
Franklin Senior Loan ETF
Franklin Systematic Style Premia ETF
Franklin Ultra Short Bond ETF
Franklin U.S. Core Bond ETF
Franklin U.S. Treasury Bond ETF

Franklin Sustainable International Equity ETF
Western Asset Bond ETF
Franklin Dividend Growth ETF
Franklin Multisector Income ETF
Templeton International Insights ETF
Putnam International Stock ETF

FRANKLIN ETF TRUST

Franklin Short Duration U.S. Government ETF

CAYMAN SUBSIDIARIES

FSLP Holdings Corporation*

*This entity will only receive the applicable Valuation and Computation Accounting Services and Financial Reporting Services mutually agreed upon by the parties and will not receive Fund Administration or Regulatory Administration Services.